UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2024

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement

Western Alliance Bank Revolving Line of Credit

On March 7, 2024, Terra Property Trust, Inc., a Maryland corporation (the “Company”), entered into (i) that certain Fifth Amendment to Loan Documents and Waiver (“Fifth Amendment”), between the Company and Terra Mortgage Portfolio II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“TMPII”), on the one hand, and Western Alliance Bank, an Arizona Corporation (“WAB”), on the other hand, and (ii) that certain Continuing Guaranty (“Guaranty”), between the Company and WAB, pursuant to which, among other things, the facility agreement governing the revolving line of credit with WAB was amended to waive the million quarterly minimum net worth covenant of the Company for the purposes of the December 31, 2023 measurement date, decrease the minimum net worth covenant of the Company for future quarterly measurement dates, reduce the credit line, increase the coupon rate, revise the minimum profitability covenant of the Company and extend the facility term and, in connection with the execution and delivery of the Fifth Amendment, the Company guaranteed to WAB the full and prompt payment and performance of all obligations, indebtedness, and liabilities of TMPII to WAB, now existing or hereafter arising under or in connection with the Fifth Amendment.

The description above is only a summary of the material provisions of the Fifth Amendment and the Guaranty and is qualified in its entirety by reference to copies of such documents which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.

Goldman Sachs Bank Facility

On March 7, 2024, the Company, entered into that certain First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and Other Transaction Documents (“First Amendment”), with Terra Mortgage Capital I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, and Goldman Sachs Bank USA, a New York State member bank, pursuant to which, among other things, the facility agreement with Goldman Sachs Bank was amended to extend the facility term and to reduce the minimum interest coverage ratio covenant.

The description above is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to a copy of such document which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.

UBS AG Facility

On March 7, 2024, Terra Mortgage Capital III, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, entered into that certain Amendment No. 1 to Pricing Letter (“Amendment”), with UBS AG, pursuant to which, among other things, the maximum amount available under this facility was reduced to zero and, in connection with this amendment, UBS AG waived the payment of any fees and the meeting of any representations, warranties or covenants for the period commencing on December 31, 2023 until such time as there are amounts outstanding under the UBS AG facility agreement.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of such document which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed and as will be discussed further on the investor call described below, on February 27, 2024, the Board of Directors of the Company appointed Sarah Schwarzschild to serve as the Company’s Chief Operating Officer, effective immediately.

Ms. Schwarzschild serves as the Chief Operating Officer of Mavik Capital Management, LP (“Mavik”), an entity controlled by the Company’s Chief Executive Officer. Prior to joining Mavik, Ms. Schwarzschild served as Managing Director and Co-Head of BGO Strategic Capital Partners, a $3 billion global integrated multi-manager platform. Ms. Schwarzschild also managed BGO Strategic Capital Partners’ secondaries funds and separately managed accounts and co-managed the business’ platform. Prior to its merger with BentallGreenOak in April 2021, Ms. Schwarzschild held the same responsibilities at Metropolitan Real Estate Equity Management (“Metropolitan”), a firm wholly owned by The Carlyle Group. Prior to joining Metropolitan in 2014, Ms. Schwarzschild led Partners Group’s real estate Secondary team in the U.S., where she was responsible for acquisitions as well as the portfolio management of Partners Group’s dedicated real estate Secondary capital totaling over $2 billion. Prior to joining Partners Group, Ms. Schwarzschild was an Assistant Vice President in the acquisitions team in the Global Opportunity Funds group at RREEF. She began her career at Rothschild as an investment banking analyst in the Mergers & Acquisitions and Private Placement groups. Ms. Schwarzschild received a B.A. (summa cum laude) from the University of Pennsylvania and an M.B.A. with honors from the Tuck School of Business at Dartmouth. Ms. Schwarzschild sits on the MBA Council for the Tuck School of Business and is Secretary of the board of The Mianus River Gorge Preserve and sits on the Advisory Board for INCEPTIV.

There are no family relationships between Ms. Schwarzschild and any director or executive officer of the Company, there are no arrangements or understandings between Ms. Schwarzschild and any other persons or entities pursuant to which Ms. Schwarzschild was appointed as an executive officer of the Company, and there are no transactions involving Ms. Schwarzschild, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Schwarzschild has entered into the Company’s standard indemnification agreement, filed as Exhibit 10.17 to the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2023.

Because the management agreement between the Company and its external manager, Terra REIT Advisors, LLC (the “Manager”), provides that the Manager is responsible for managing the Company’s affairs, each of the Company’s executive officers is an employee of the Manager’s parent company and none receive cash compensation from the Company for serving as its executive officers. Accordingly, Ms. Schwarzschild will not receive cash compensation from the Company for serving as its Chief Operating Officer.

Item 8.01 – Other Events.

The Company recognizes the value in keeping investors informed about its portfolio and strategic direction. In addition to continued public company reports, beginning in the near future, the Company intends to hold quarterly investor calls to discuss the results of the preceding period and to engage directly with investors on matters of focus. The timing and logistics of the calls will be announced in advance and open to all investors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: March 13, 2024	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer